Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Carey Credit Income Fund 2018 T on Form 10-K for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of Carey Credit Income Fund 2018 T, does hereby certify, to the best of such officer's knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carey Credit Income Fund 2018 T.

Date:	March 24, 2017

/s/ Mark J. DeCesaris
MARK J. DECESARIS
Chief Executive Officer

Date:	March 24, 2017

/s/ Paul S. Saint-Pierre
PAUL S. SAINT-PIERRE
Chief Financial Officer
The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Carey Credit Income Fund 2018 T or the certifying officers.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Carey Credit Income Fund 2018 T and will be retained by Carey Credit Income Fund 2018 T and furnished to the Securities and Exchange Commission or its staff upon request.